Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

BiondVax Pharmaceuticals Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (2)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary Shares, no par value (1)	457(c) and 457(h)	549,757,200	(3)	$0.0045	$2,473,907	(4)	0.0001102	$272.62
			457(c) and 457(h)	79,483,680	(5)	$0.0045	$357,677	(4)	0.0001102	$39.42
			457(h)	25,020,400	(6)	$0.211	$5,279,304	(7)	0.0001102	$581.78

		Total Offering Amounts					$8,110,888
		Total Fees Previously Paid								0
		Total Fee Offsets								0
		Net Fee Due								$893.82

(1)	Deposited as American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of the ordinary shares, no par value (“Ordinary Shares”) of BiondVax Pharmaceutical Ltd. (the “Company”) registered hereby, are registered on a separate registration statement on Form F-6 (File No. 333-203333).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional Ordinary Shares that become issuable under the Company’s 2018 Israeli Share Option Plan (the “Plan”), by reason of any stock dividend, stock split, or other similar transaction.
(3)	Represents the number of additional Ordinary Shares reserved for future issuance under the Plan.
(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based on the average of the high and low prices of the ADSs as reported on The Nasdaq Capital Market on April 13, 2023.
(5)	Represents Ordinary Shares issuable upon the vesting and settlement of outstanding restricted share units granted under the Plan.
(6)	Represents Ordinary Shares issuable upon exercise of outstanding options with fixed exercise prices under the Plan, with a weighted average exercise price of $0.211 per ordinary share.
(7)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the weighted average price at which such options may be exercised.